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                                                                  EXHIBIT T3A(1)

                          CERTIFICATE OF INCORPORATION
                                       OF
                        LOEWEN GROUP INTERNATIONAL, INC.


                  First: The name of the corporation is Loewen Group International, Inc.

                  Second: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  Fourth: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock, having a par value of one cent ($0.01) per share.

                  Fifth: The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the corporation.

                  Sixth: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws.

                  Seventh: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

                  Eighth: The incorporator is John W. Mooney whose mailing address is c/o Thelen, Marrin, Johnson & Bridges, Two Embarcadero Center, San Francisco, California 94111.

                  I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 24th day of February, 1987.



                                                 /s/ John M. Mooney
                                       -----------------------------------------
                                                   John M. Mooney



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        LOEWEN GROUP INTERNATIONAL, INC.




                  LOEWEN GROUP INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), hereby certifies:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated December 8, 1987, adopted a resolution declaring it advisable to amend the Certificate of Incorporation of the Corporation by changing Article Fourth to read as follows:

                  FOURTH: "The total number of shares which the Corporation is authorized to issue is ten million (10,000,000) shares of common stock, having a par value of one cent ($0.01) per share."


                  SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware; and

                  THIRD: That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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                  IN WITNESS WHEREOF, Loewen Group International, Inc. has
caused this Certificate to be executed by Raymond L. Loewen as President and attested to by Raymond L. Loewen as Secretary this 19th day of February, 1988.



                                       By: /s/ Raymond L. Loewen
                                          --------------------------------------
                                          Raymond L. Loewen, President



ATTEST: /s/ Raymond L. Loewen
       ---------------------------
       Secretary



                                        2
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                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION OF
                        LOEWEN GROUP INTERNATIONAL, INC.

                  LOEWEN GROUP INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

                  FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated September 26, 1988, adopted a resolution declaring it advisable to amend the Certificate of Incorporation of the Corporation by changing Article Fourth to read as follows:

                           FOURTH: The total number of shares which the
                  corporation is authorized to issue is three thousand (3,000) shares of common stock, having a par value of one cent ($0.01) per share.

                  SECOND: That the stockholders of the Corporation have approved the foregoing amendment in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware;

                  THIRD: That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware; and

                  FOURTH: That each existing share of the Corporation's common stock is to be changed to one thousand six hundred and fifty-five ten-millionths (.0001655) of a share to effect a change of the total number of existing common stock shares from 6,039,100 to 1,000.

                  IN WITNESS WHEREOF, Loewen Group International, Inc. has caused this Certificate to be executed and attested by the undersigned officers of the Corporation this 26th day of September, 1988.


                                       /s/ Raymond L. Loewen
                                       -----------------------------------------
                                            Raymond L. Loewen, President


Attest: /s/ Robert B. Lundgren
       ---------------------------
       Robert B. Lundgren
       Vice-President, Finance